Exhibit 10.1
AMENDED AND RESTATED
PREMIER EXHIBITIONS, INC.
2007 RESTRICTED STOCK PLAN
     SECTION 1. Purpose. The purpose of the Plan is to increase shareholder value by promoting growth and profitability of the Corporation; to provide certain employees and directors of, and certain consultants or advisors to, the Corporation with an incentive to achieve corporate objectives; to attract and retain employees, directors, consultants and advisors of outstanding competence; and to provide such employees, directors, consultants and advisors with an equity interest in the Corporation.
     SECTION 2. Definitions. Unless the context clearly indicates otherwise, the following terms, when used in the Plan, shall have the meanings set forth in this Section 2:
     (a) “Award” means any award of Restricted Stock granted under the Plan.
     (b) “Award Agreement” means any written agreement or other instrument or document evidencing an Award granted under the Plan. The terms of any plan or guideline adopted by the Board or the Committee and applicable to an Award shall be deemed incorporated in and a part of the related Award Agreement.
     (c) “Board” means the Board of Directors of the Corporation.
     (d) “Code” means the Internal Revenue Code of 1986, as amended.
     (e) “Committee” means a committee of the Board designated by the Board to administer the Plan, each member of which is an “outside director” for purposes of Section 162(m) of the Code and a “non-employee director” for the purpose of Rule 16b-3, and, to the extent the Committee delegates authority to one or more individuals in accordance with the Plan, such individual(s).
     (f) “Corporation” means Premier Exhibitions, Inc., a Florida corporation.
     (g) “Employee” means any person employed by the Corporation on a full or part-time basis, including directors who are otherwise employed by the Corporation.
     (h) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
     (i) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     (j) “Participant” means an Employee, non-employee director, consultant or advisor granted an Award under the Plan.
     (k) “Performance Award” means any grant of an Award under Section 7.

     (l) “Performance Formula” shall mean, for a Performance Period, the one or more objective formulas (expressed as a percentage or otherwise) applied against the relevant Performance Objective(s) to determine, with regards to the Performance Award of a particular Participant, whether all, some portion but less than all, or none of the Performance Award has been earned for the Performance Period.
     (m) “Performance Objectives” shall mean the performance objectives established by the Committee pursuant to the Plan for Performance Awards. Performance Objectives may be measured on an absolute or relative basis. Performance Objectives shall be limited to specified levels of or increases in the Corporation’s return on equity, diluted earnings per share, total earnings, earnings growth, return on capital, return on assets, earnings before interest and taxes, sales, sales growth, gross margin return on investment, increase in the fair market value of the stock, share price (including but not limited to, growth measures and total shareholder return), net earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on investment (which equals net cash flow divided by total capital), financial return ratios, total return to shareholders, market share, earnings measures/ratios, economic value added, balance sheet measurements such as internal rate of return, increase in net present value or expense targets, and working capital measurements (such as current ratio). Performance Objectives may provide for adjustments to exclude the impact of any significant acquisitions or dispositions of businesses by the Corporation, one-time non-operating charges, or accounting changes (including the early adoption of any accounting change mandated by any governing body, organization or authority).
     (n) “Performance Period” shall mean the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Objectives will be measured for the purpose of determining a Participant’s right to a Performance Award.
     (o) “Plan” means this Premier Exhibitions, Inc. 2007 Restricted Stock Plan, as set forth herein and as amended from time to time.
     (p) “Released Securities” means securities that were Restricted Securities with respect to which all applicable restrictions imposed under the terms of the relevant Award have expired, lapsed or been waived or satisfied.
     (q) “Restricted Securities” means Restricted Stock under which outstanding Shares are held subject to certain restrictions.
     (r) “Restricted Stock” means any grant of Shares or Units, with such Shares or Units subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Participant, or achievement of performance or other objectives, as determined by the Committee.
     (s) “Rule 16b-3” means Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act.

     (t) “Shares” means the common stock, par value $.0001 per share, of the Corporation and such other securities or property as may become the subject of Awards pursuant to an adjustment made under Section 4(c).
     (u) “Units” means a grant of the right to receive Shares at the end of a specified restricted period, with each Unit representing the contingent right to receive one Share. Any grant of Units shall be credited in a book entry account established for the Participant until payment in accordance with the Plan. The Units will be merely that of an unfunded and unsecured contingent promise of the Corporation to deliver Shares in the future, and the rights of the Participant shall be no greater than that of an unsecured general creditor.
     SECTION 3. Administration.
     (a) Powers of Committee. The Plan shall be administered by the Committee which shall have full power and authority to: (i) designate Participants; (ii) determine the number of Shares to be covered by Awards; (iii) determine the terms and conditions of any Award; (iv) accelerate the date or dates on which all or any particular Award or Awards granted under the Plan vest; (v) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (vi) establish, amend, suspend or waive such rules and guidelines and appoint such agents as it shall deem appropriate for the administration of the Plan; and (vii) make any other determination and take any other action that it deems necessary or desirable for such administration.
     (b) Committee Discretion. All designations, determinations, interpretations and other decisions with respect to the Plan or any Award shall be within the sole discretion of the Committee and shall be final, conclusive and binding upon all persons, including the Corporation, any Participants, any holder of any Award, any shareholder and any employee of the Corporation.
     (c) Delegation. Notwithstanding any provision of the Plan to the contrary, except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may delegate to one or more officers of the Corporation, or a committee of such officers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to, or to cancel, modify, waive rights or conditions with respect to, alter, discontinue, suspend, or terminate Awards held by, Employees who are not officers or directors of the Corporation for purposes of Section 16 of the Exchange Act or “covered employees” for purposes of Section 162(m) of the Code.
     SECTION 4. Shares Available for Awards.
     (a) Shares Available. Subject to adjustment as provided in Section 4(c), the aggregate number of Shares available for granting Awards under the Plan shall be 250,000. For purposes of this Section 4(a), if any Shares covered by an Award are not delivered to a Participant or Holder because the Award is forfeited or canceled, such Shares shall not be deemed to have been delivered for purposes of determining the maximum number of Shares available for delivery under the Plan. Except for cancelled or forfeited Shares, the Plan is intended to restrict the “recycling” of Shares back into the Plan; this means that Shares exchanged or withheld to satisfy tax withholding obligations count against the numerical limits of the Plan.
     (b) Additional Restrictions. Subject to adjustment as provided in Section 4(c), for any Award intended to be “performance-based compensation” (as that term is used for purposes of Section 162(m) of the Code), no more than 25,000 Shares may be subject to such other Awards granted to any one individual during any calendar-year period (regardless of when such Shares are payable or deliverable).
     (c) Adjustments. In the event of any change in the Shares by reason of recapitalization, mergers, consolidations, combinations or exchanges of shares, split-ups, split-offs, spin-offs, liquidations or other similar changes in capitalization, (i) the numbers and class of Shares covered by outstanding Awards under the Plan, (ii) the aggregate number and class of Shares available under the Plan, and (iii) the numbers and class of Shares that may be the subject of Awards pursuant to Section 4(b), shall be adjusted by the Committee, whose determination shall be conclusive. Without limiting the foregoing, in the event of any split-up, split-off, spin-off or other distribution to shareholders of shares representing a part of the Corporation’s business, properties and assets, the Committee may modify an outstanding Award so that such Award shall thereafter relate to Shares of the Corporation and shares of capital stock of the corporation owning the business, properties and assets so split-up, split-off, spun-off or otherwise distributed to shareholders of the Corporation in the same ratio in which holders of the Shares became entitled to receive shares of capital stock of the corporation owning the business, properties and assets so split-up, split-off or spun-off or otherwise distributed.
     SECTION 5. Eligibility. Any Employee, including any officer or employee-director, or non-employee director, of, and any consultant or advisor to, the Corporation shall be eligible to be designated a Participant, subject to any restrictions imposed by applicable law. An Award may be granted to an Employee prior to the date the Employee first performs services for the Corporation, provided that such Awards shall not become vested prior to the date the Employee first performs such services.
     SECTION 6. Restricted Stock Awards.
     (a) Restricted Stock. The Committee is authorized to grant Awards of Restricted Stock to Participants. Any such Award shall be subject to such conditions, restrictions and contingencies as the Committee may impose (including, without limitation, any limitation on the right to vote Restricted Securities or the right to receive any dividend, dividend equivalents or other right or property with respect to any Award), which may lapse separately or in combination at such time or times, as the Committee may deem appropriate. The restricted period applicable to Awards of Restricted Stock shall be for a minimum of three years (but permitting pro rata vesting over such period), except (i) for Awards of Restricted Stock issued to any person newly employed by or retained to perform services for the Corporation; (ii) for Awards of Restricted Stock granted in the event of a Participant’s promotion; (iii) as the Committee may otherwise determine in the event of the death, disability, retirement or other termination of a Participant, or in connection with a corporate transaction (which includes, but is not limited to, a Change in Control of the Corporation, a divestiture, spin-off, split-off, asset transfer, outsourcing or joint venture formation); (iv) for Restricted Stock granted through the assumption of, or substitution for, outstanding awards previously granted by a company acquired by the Corporation or with which the Corporation combines; (v) for Awards of Restricted Stock issued as Performance Awards under Section 7, for which the restricted period shall be a minimum of one year; and (vi) for Awards of Restricted Stock to non-employee directors, for which the restricted period shall be a minimum of one year or such shorter period of time as the Committee may determine in its sole discretion.
     (b) Restricted Stock Performance Awards. The vesting of a Restricted Stock Award may be conditioned upon the attainment of Performance Objectives established by the Committee in accordance with the applicable provisions of Section 7 regarding Performance Awards.
     (c) Rights as Shareholders. The Committee may, in its sole and absolute discretion, provide that a Participant shall have no rights of a shareholder with respect to Restricted Securities, including, but not by way of limitation, the right to vote such shares or the right to receive dividends on such shares. A Participant shall have no rights of a shareholder with respect to Shares underlying any Units granted hereunder unless and until such shares are actually delivered to the Participant.
     (d) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment for any reason during the applicable restriction period, all Awards of Restricted Stock still subject to restriction shall be forfeited and reacquired by the Corporation.
     SECTION 7. Performance Awards.
     (a) In General. The Committee may designate whether an Award being granted to a Participant is a Performance Award, which is intended to be “performance-based compensation” as that term is used in Section 162(m) of the Code.
     (b) Terms. Performance Awards shall, to the extent required by Section 162(m) of the Code, be conditioned solely on the achievement of one or more objective Performance Objectives, and such Performance Objectives shall be established by the Committee within the first 90 days of a Performance Period (or, if longer, within the maximum period allowed under Section 162(m) of the Code), and shall otherwise comply with the requirements of, Section 162(m) of the Code. Subject to the terms of the Plan and any applicable Award Agreement, the Performance Objectives to be achieved during any Performance Period, the Performance Formula, the length of any Performance Period, the amount of any Performance Award granted, the amount of any payment or transfer to be made pursuant to any Performance Award and any other terms and conditions of any Performance Award shall be determined by the Committee and set forth in writing.
     (c) Payment.
     (i) Limitations. Unless otherwise provided in the relevant Award Agreement, a Participant must be employed by the Corporation on the last day of a Performance Period to be eligible for a Performance Award for such Performance Period. A Participant shall be eligible to receive a Performance Award for a Performance Period only to the extent that: (1) the Performance Objectives for such period are achieved; and (2) and the Performance Formula as applied against such Performance Objectives determines that all or some portion of such Participant’s Performance Award has been earned for the Performance Period.
     (ii) Certification. Following the completion of a Performance Period, the Committee shall meet to review and certify in writing whether, and to what extent, the Performance Objectives for the Performance Period have been achieved and, if so, to also calculate and certify in writing the amount of the Performance Awards earned for the period based upon the Performance Formula. The Committee shall then determine the actual size of each Participant’s Performance Award for the Performance Period and, in so doing, may apply negative discretion, if and when it deems appropriate.
     (iii) Timing of Award Payments. Performance Awards for a Performance Period shall be paid to Participants as soon as administratively practicable following completion of the certifications required by Section 7(c)(ii).
     SECTION 8. General Award Terms.
     (a) No Cash Consideration for Awards. Participants shall not be required to make any cash payment for the granting of an Award except for such minimum consideration as may be required by applicable law.
     (b) Withholding. All Awards under the Plan are subject to withholding of all applicable taxes, and, except as otherwise provided by the Committee, the delivery or vesting of any Shares or other benefits under the Plan to a Participant are conditioned on satisfaction of the applicable withholding requirements. The Committee, in its discretion, and subject to such requirements as the Committee may impose prior to the occurrence of such withholding, may permit the minimum withholding obligations to be satisfied through cash payment by the Participant, through the surrender of Shares which the Participant already owns, or through the surrender of Shares to which the Participant is otherwise entitled under the Plan.
     (c) Limits on Transfer of Awards. No Award (other than Released Securities) or right thereunder shall be assignable or transferable by a Participant, other than by will or the laws of descent and distribution (or, in the case of an Award of Restricted Securities, to the Corporation). Any permitted transferee (other than the Corporation) shall remain subject to all the terms and conditions applicable to the Award prior to such transfer.
     (d) General Restrictions.
     (i) Notwithstanding any other provision of the Plan, the Corporation shall have no liability to deliver any Shares under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933, as amended), and the applicable requirements of any securities exchange or similar entity.
     (ii) To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of Shares the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

     (e) Agreement With Corporation. An Award under the Plan shall be subject to such terms and conditions, not inconsistent with the Plan, as the Committee shall, in its sole discretion, prescribe. The terms and conditions of any Award to any Participant shall be reflected in an Award Agreement, which shall contain a specific acknowledgment by the Participant that he or she shall bear the risk of loss with respect to the underlying shares. A copy of the Award Agreement shall be provided to the Participant, and the Committee shall require the Participant to sign a copy of such Award Agreement.
     SECTION 9. Change in Control.
     (a) Effect of Change in Control. Notwithstanding any other provision of the Plan, and unless an Award Agreement expressly provides otherwise, upon the effective date of a Change in Control of the Corporation, all outstanding Awards of Restricted Stock shall immediately vest in full.
     (b) Definition. For purposes of the Plan, a “Change in Control” of the Corporation means the happening of any of the following:
     (i) any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (1) the then outstanding common shares of the Corporation (the “Outstanding Corporation Common Shares”) or (2) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Corporation Voting Securities”); provided, however, that such beneficial ownership shall not constitute a Change in Control if it occurs as a result of any of the following acquisitions of securities: (A) any acquisition directly from the Corporation; (B) any acquisition by the Corporation or any corporation, partnership, trust or other entity controlled by the Corporation (a “Subsidiary”); (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any Subsidiary; (D) any acquisition by an underwriter temporarily holding Corporation securities pursuant to an offering of such securities; (E) any acquisition by an individual, entity or group that is permitted to, and actually does, report its beneficial ownership on Schedule 13-G (or any successor schedule), provided that, if any such individual, entity or group subsequently becomes required to or does report its beneficial ownership on Schedule 13D (or any successor schedule), then, for purposes of this subsection, such individual, entity or group shall be deemed to have first acquired, on the first date on which such individual, entity or group becomes required to or does so report, beneficial ownership of all of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities beneficially owned by it on such date; or (F) any acquisition by any corporation pursuant to a reorganization, merger or consolidation if, following such reorganization, merger or consolidation, the conditions described in clauses (1), (2) and (3) of Section 9(b)(iii) are satisfied. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) became the beneficial owner of 25% or more of the Outstanding Corporation Common Shares or Outstanding Corporation Voting Securities as a result of the acquisition of Outstanding Corporation Common Shares or Outstanding Corporation Voting Securities by the Corporation which, by reducing the number of Outstanding Corporation Common Shares or Outstanding Corporation Voting Securities, increases the proportional number of shares beneficially owned by the Subject

Person; provided, that if a Change in Control would be deemed to have occurred (but for the operation of this sentence) as a result of the acquisition of Outstanding Corporation Common Shares or Outstanding Corporation Voting Securities by the Corporation, and after such share acquisition by the Corporation, the Subject Person becomes the beneficial owner of any additional Outstanding Corporation Common Shares or Outstanding Corporation Voting Securities which increases the percentage of the Outstanding Corporation Common Shares or Outstanding Corporation Voting Securities beneficially owned by the Subject Person, then a Change in Control shall then be deemed to have occurred; or
     (ii) individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation; or
     (iii) the consummation of a reorganization, merger, statutory share exchange, consolidation, or similar corporate transaction involving the Corporation or any of its direct or indirect Subsidiaries (each a “Business Combination”), in each case, unless, following such Business Combination, (1) the Outstanding Corporation Common Shares and the Outstanding Corporation Voting Securities immediately prior to such Business Combination, continue to represent (either by remaining outstanding or being converted into voting securities of the resulting or surviving entity or any parent thereof) more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from Business Combination (including, without limitation, a corporation that, as a result of such transaction, owns the Corporation or all or substantially all of the Corporation’s assets either directly or through one or more subsidiaries), (2) no Person (excluding the Corporation, any employee benefit plan (or related trust) of the Corporation, a Subsidiary or such corporation resulting from such Business Combination or any parent or subsidiary thereof, and any Person beneficially owning, immediately prior to such Business Combination, directly or indirectly, 25% or more of the Outstanding Corporation Common Shares or Outstanding Corporation Voting Securities, as the case may be) beneficially owns, directly or indirectly, 25% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination (or any parent thereof) or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (3) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination (or any parent thereof) were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such Business Combination; or
     (iv) the consummation of the sale, lease, exchange or other disposition of all or substantially all of the assets of the Corporation, unless such assets have been sold, leased,

exchanged or disposed of to a corporation with respect to which following such sale, lease, exchange or other disposition (1) more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation (or any parent thereof) entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Shares and Outstanding Corporation Voting Securities immediately prior to such sale, lease, exchange or other disposition in substantially the same proportions as their ownership immediately prior to such sale, lease, exchange or other disposition of such Outstanding Corporation Common Shares and Outstanding Corporation Voting Shares, as the case may be, (2) no Person (excluding the Corporation and any employee benefit plan (or related trust)) of the Corporation or a Subsidiary or of such corporation or a subsidiary thereof and any Person beneficially owning, immediately prior to such sale, lease, exchange or other disposition, directly or indirectly, 25% or more of the Outstanding Corporation Common Shares or Outstanding Corporation Voting Securities, as the case may be) beneficially owns, directly or indirectly, 25% or more of respectively, the then outstanding shares of common stock of such corporation (or any parent thereof) and the combined voting power of the then outstanding voting securities of such corporation (or any parent thereof) entitled to vote generally in the election of directors and (3) at least a majority of the members of the board of directors of such corporation (or any parent thereof) were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale, lease, exchange or other disposition of assets of the Corporation; or
     (v) the approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation.
     SECTION 10. Amendment and Termination.
     (a) Amendments to the Plan. The Board may amend, suspend, discontinue or terminate the Plan without the consent of any shareholder, Participant, or other holder of an Award, or other person; provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the shareholders of the Corporation, no such amendment, suspension, discontinuation or termination shall be made that would increase the total number of Shares available for Awards under the Plan or the total number of Shares subject to one or more categories of Awards pursuant to Section 4(b), in either case except as provided in Section 4(c).
     (b) Amendments to Awards. The Committee may waive any conditions or rights with respect to, or amend, alter or suspend any Award theretofore granted, without the consent of any relevant Participant or holder of an Award, provided that such amendment, alteration or suspension of an Award does not materially adversely affect the rights of such Participant or holder, and provided further that the Committee may not increase the payment of any Award granted any Participant.
     (c) Section 409A Adjustments. Notwithstanding the foregoing, the Committee shall have the right to amend or modify the terms and provisions of the Plan and of any outstanding

Awards granted under the Plan to the extent necessary to qualify an Award for an exemption from or compliance with Section 409A of the Code.
     (d) Adjustments of Awards Upon Certain Acquisitions. In the event the Corporation shall assume outstanding employee awards or the right or obligation to make future such awards in connection with the acquisition of another business or another person, the Committee may make such adjustments, not inconsistent with the terms of the Plan, in the terms of Awards as it shall deem appropriate.
     SECTION 11. General Plan Provisions.
     (a) No Rights to Awards. No Employee, Participant or other person shall have any claim to be granted an Award, and there is no obligation for uniformity of treatment of Employees or Participants under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient. The prospective recipient of any Award under the Plan shall not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award, until and unless such recipient shall have executed an agreement or other instrument accepting the Award required by the Committee and delivered a fully executed copy thereof to the Corporation, and otherwise complied with the then applicable terms and conditions.
     (b) Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Corporation from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.
     (c) No Right to Employment or Service. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ or service of the Corporation. Nothing in the Plan or any Award Agreement shall limit the right of the Corporation at any time to dismiss a Participant from employment or service, free from any liability or any claim under the Plan or the Award Agreement.
     (d) No Lien or Security Interest. No Award (other than Released Securities), and no right under any such Award, may be pledged, attached or otherwise encumbered other than in favor of the Corporation, and any purported pledge, attachment, or encumbrance thereof other than in favor of the Corporation shall be void and unenforceable against the Corporation.
     (e) No Guarantee of Tax Consequences. No person connected with the Plan in any capacity, including, but not limited to, the Corporation and its directors, officers, agents and employees, makes any representation, commitment, or guarantee that any tax treatment, including, but not limited to, federal, state and local income, estate and gift tax treatment, will be applicable with respect to the tax treatment of any Award, or that such tax treatment will apply to or be available to a Participant on account of participation in the Plan.
     (f) Liability of Corporation. The Corporation and the members of the Board and the Committee who are currently serving or serve the Corporation in the future, shall not be liable to a Participant as to: (i) the non-issuance or sale of Shares as to which the Corporation has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the

Corporation’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder; or (ii) any tax consequences expected but not realized by any Participant due to the grant, vesting or exercise of any Award granted hereunder.
     (g) Status as an Employee Benefit Plan. The Plan is not intended to satisfy the requirements for qualification under Section 401(a) of the Code or to satisfy the definitional requirement for an “employee benefit plan” under Section 3(3) of ERISA. The Plan is intended to be a non-qualified incentive compensation program that is exempt from the regulatory requirements of ERISA. The Plan shall be construed and administered so as to effectuate this intent.
     (h) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Corporation and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Corporation pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Corporation.
     (i) Share Certificates. All certificates for Shares or other securities delivered under the Plan pursuant to any Award shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
     (j) Conflict with Plan. In the event of any inconsistency or conflict between the terms of the Plan and an Award Agreement, the terms of the Plan shall govern.
     (k) Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Florida, excluding any conflicts or choice-of-law rule or principle that might otherwise refer construction or interpretation of this Plan or any award Agreement to the substantive law of another jurisdiction.
     (l) Severability. If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable, or as to any person or Award, or would disqualify the Plan or any Award, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.
     (m) Construction of Language. Whenever appropriate in the Plan, words used in the singular may be read in the plural, words used in the plural may be read in the singular, and words importing the masculine gender may be read as referring equally to the feminine or the neuter. Any reference to a Section number shall refer to a Section of this Plan unless otherwise indicated.

     (n) Headings. The headings of Sections are included solely for convenience of reference. If there is any conflict between such headings and the text of the Plan, the text shall control.
     (o) 409A Compliance. To the extent any provision of the Plan (or any Award) or action by the Board or Committee would subject any Participant to liability for interest or additional taxes under Section 409A(a)(1)(B) of the Code, it will be deemed null and void, to the extent permitted by law and deemed advisable by the Committee. It is intended that the Plan (and any Award) will comply with Section 409A of the Code, and the Plan (and any Award) shall be interpreted and construed on a basis consistent with such intent. The Plan (and any Award) may be amended in any respect deemed necessary (including retroactively) by the Committee or the Board in order to preserve compliance with Section 409A of the Code. The preceding shall not be construed as a guarantee of any particular tax effect for Plan benefits or Awards.
     (p) Effective Date and Term. The Plan initially was approved by the Board on June 23, 2007, subject to subsequent approval by the Corporation’s shareholders. The Plan shall become effective upon the approval by the Corporation’s shareholders (the “Effective Date”). The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Awards under it are outstanding.
Amended and Restated as of
April 23, 2009